Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FISCAL 2004 THIRD QUARTER RESULTS

RUTLAND, VERMONT (March 10, 2004)—Casella Waste Systems, Inc. (Nasdaq: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the third quarter of its 2004 fiscal year.

For the quarter ended January 31, 2004, the company reported revenues of $104.6 million. The company’s net income per common share was $0.03. Operating income for the quarter was $7.4 million. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA), was $22.0 million*.

The company also announced that cash provided by operating activities for the quarter was $23.4 million; as of January 31, 2004, the company had cash on hand of $9.3 million, and had an outstanding total debt level of $336.1 million.

 “We believe we are exceptionally well-positioned to grow the business over the long-term,” John W. Casella, chairman and chief executive officer, said.

“On the economy, we are seeing a slight improvement in volume, although we remain cautious and will be looking to see how well it ‘sticks’ as we leave winter and enter the beginning of the region’s seasonally stronger period of economic activity,” Casella said.

For the nine months ended January 31, 2004, the company reported revenues of $330.4 million. The company’s net income per common share was $0.45. Operating income for the period was $28.0 million. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA), was $72.3 million*, and cash provided by operating activities was $46.4 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (earnings before interest, taxes, depreciation and amortization) which is a non-GAAP measures.

This measure is provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, EBITDA has been key in comparing operating efficiency by each public company within the industry, and assists investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize EBITDA to measure our performance at all levels. This measure does not represent, and should not be considered as an alternative to cash provided by operating activities as determined in accordance with GAAP. Moreover, EBITDA does not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because EBITDA is not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

More detailed financial results are contained in the tables accompanying this release.

Significant Developments in the Quarter

The company also summarized a number of its recent, more significant operating activities and developments since its last quarterly report:

Company Begins Operating Ontario County Landfill

The company began operating the Ontario County, New York landfill in mid-December, and has assumed all future permitting and development responsibility.

The Ontario County landfill is located in Seneca, New York, and is permitted to accept 2,000 tons of municipal solid waste per day. The company was selected in October by the Ontario County board of supervisors as the county’s twenty-five year operation and development partner.

Company Begins Operating Southbridge Landfill in Central Massachusetts

The company also began full-scale operation during the quarter of a construction and demolition debris processing facility and a landfill owned by the Town of Southbridge, Massachusetts.

The Southbridge facility consists of a 52-acre landfill permitted to accept 180,960 tons per year of construction and demolition debris residuals and a limited amount of MSW; and a 13-acre construction and demolition debris recycling facility. The landfill has a permitted capacity of 4.6 million cubic yards.  The landfill is operated under a twenty-year contract with the Town of Southbridge.

Company, State of Maine, and Georgia-Pacific Close on Landfill Transaction

The company, along with the State of Maine and Georgia-Pacific, closed on transactions in early February pursuant to which the State took ownership of Georgia-Pacific’s Old Town, Maine landfill and Casella Waste Systems became the facility’s operator.

The company will have a thirty-year operating agreement, and expects to begin operating the landfill in early April subject to receipt of the necessary permits.

Company Receives Decision on New Heights Rate Litigation This Week

The company also said it has received a ruling from the Illinois Appellate Court this week on the New Heights rate case litigation. The Court ruled against the company in its claim to receive a retail payment rate for electricity generated at the New Heights facility outside of Chicago, Ill.

The company will review the decision and issue a detailed statement within a reasonable period of time.

Templeton Landfill Permitting and Construction To Be Delayed

The company also reported last month that voters in the town of Templeton, Mass. passed a petitioned article at a special town meeting to ban out-of-town waste at the Templeton landfill and that the company expected the permitting and construction process at this facility to be delayed as a result. Casella Waste Systems has a contract with the town, entered into in June 2003, to excavate Templeton’s old unlined landfill and construct a new adjacent double-lined facility.

Court Allows NCES Landfill To Develop on Existing Footprint; Future Expansion To Be Reviewed By Lower Court

Earlier this month, the company received a ruling from the New Hampshire Supreme Court affirming the company’s right to develop without local interference its Bethlehem, N.H. landfill on the facility’s existing 51-acre footprint. The company said the issue of expansion outside that footprint, and the legality of town laws prohibiting that expansion, must be further addressed by the Superior Court.

Company Issues Senior Subordinated Notes

The company offered an additional $45 million in 9.75 percent senior subordinated notes due in 2013, completing the transaction in early February. The company used the proceeds to repay all outstanding borrowings under its revolving credit facility, with the remainder used for general corporate purposes and for acquisitions. The issue price of the notes was 113.5 percent of the principal amount (equal to an annual yield of approximately 6.91 percent), resulting in gross proceeds to the company of $51.1 million.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company’s website at http://www.casella.com.

The company will host a conference call to discuss these results on Thursday, March 11, 2004 at 10:00 a.m. EST. Individuals interested in participating in the call should dial 719-457-2727 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling 719-457-0820 (conference code #482351) before 11:59 p.m. EST, Thursday, March 18, 2004.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are forward-looking statements. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: our efforts to expand or otherwise reposition our new and existing disposal facilities to increase the amount of municipal solid waste that may be accepted may meet with unanticipated resistance or otherwise take longer than expected; continuing weakness in general economic conditions may affect our revenues; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations. Other factors which could materially affect such forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission, including certain factors which could affect future operating results detailed in the Management’s Discussion and Analysis section in our Form 10-K for the fiscal year ended April 30, 2003, and in our most recently-filed Form 10-Q.

(tables follow)

03/10/04

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended		Nine Months Ended
	January 31, 2003	January 31, 2004	January 31, 2003	January 31, 2004

Revenues	$95,801	$104,558	$326,402	$330,420

Operating expenses:
Cost of operations	61,853	67,804	213,816	214,014
General and administration	13,797	14,733	42,972	44,087
Depreciation and amortization	11,627	14,614	35,915	44,356
	87,277	97,151	292,703	302,457

Operating income	8,524	7,407	33,699	27,963

Other (income)/expense, net:
Interest expense, net	6,505	6,278	20,431	18,470
Income from equity method investments	(607)	(1,171)	(2,357)	(2,069)
Loss on debt extinguishment	3,649	0	3,649	0
Minority interest	0	0	(152)	0
Other (income)/expense	655	(343)	907	(723)

	10,202	4,764	22,478	15,678
Income (loss) from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	(1,678)	2,643	11,221	12,285
Provision (benefit) for income taxes	(856)	1,153	4,772	1,631

Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	(822)	1,490	6,449	10,654

Reclassification adjustment from discontinued operations, net of income taxes (2)	(39)	0	0	0
Cumulative effect of change in accounting principle, net of income taxes	0	0	63,916	(2,723)

Net income (loss)	(783)	1,490	(57,467)	13,377

Preferred stock dividend	778	818	2,306	2,424

Net income (loss) available to common shareholders	$(1,561)	$672	$(59,773)	$10,953

Common stock and common stock equivalent shares outstanding, assuming full dilution	23,717	24,795	23,920	24,427

Net income (loss) per common share from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$(0.07)	$0.03	$0.17	$0.34

Net income (loss) per common share	$(0.07)	$0.03	$(2.50)	$0.45

EBITDA (1)	$20,151	$22,021	$69,614	$72,319

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Nine Months Ended
	January 31, 2003	January 31, 2004
Cash Flows from Operating Activities:
Net income (loss)	$(57,467)	$13,377
Adjustments to reconcile net income (loss) to net cash provided by operating activities -
Depreciation and amortization	35,915	44,356
Depletion of landfill operating lease obligations	—	332
Cumulative effect of change in accounting principle, net	63,916	(2,723)
Income from equity method investments	(2,357)	(2,069)
Loss on debt extinguishment	3,649	—
Gain on sale of assets	(57)	(274)
Minority interest	(152)	—
Deferred income taxes	7,336	838
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(14,006)	(7,438)
	94,244	33,022
Net Cash Provided by Operating Activities	36,777	46,399
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(2,489)	(31,889)
Payments under landfill operating lease contracts	—	(4,266)
Additions to property, plant and equipment	(32,161)	(37,442)
(Advances to) distributions from unconsolidated entities	500	(7,074)
Other	1,295	966
Net Cash Used In Investing Activities	(32,855)	(79,705)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	375,471	124,828
Principal payments on long-term debt	(354,077)	(100,933)
Deferred financing costs	(11,119)	(655)
Proceeds from exercise of stock options	427	3,709
Net Cash Provided by Financing Activities	10,702	26,949
Net (decrease) increase in cash and cash equivalents	14,624	(6,357)
Cash and cash equivalents, beginning of period	4,298	15,652
Cash and cash equivalents, end of period	$18,922	$9,295

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

(In thousands)

Note 1:     Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) and Free Cash Flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency by each public company within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of EBITDA to Cash Provided by Operating Activities:

	Three Months Ended		Nine Months Ended
	January 31, 2003	January 31, 2004	January 31, 2003	January 31, 2004

Cash Provided by Operating Activities	$4,892	$23,379	$36,777	$46,399

Changes in assets and liabilities, net of effects of acquisitions and divestitures	11,651	(7,658)	14,006	7,438
Deferred income taxes	(2,972)	(542)	(7,336)	(838)
Provision (benefit) for income taxes	(856)	1,153	4,772	1,631
Interest expense, net	6,505	6,277	20,431	18,470
Depletion of landfill operating lease obligations	—	(332)	—	(332)
Other (income)/expense, net	931	(256)	964	(449)

EBITDA	$20,151	$22,021	$69,614	$72,319

Following is a reconciliation of Free Cash Flow to Cash Provided by Operating Activities:

	Three Months Ended January 31, 2004	Nine Months Ended January 31, 2004
FREE CASH FLOW:

EBITDA	$22,021	$72,319
Add (deduct): Cash interest	(1,994)	(13,828)
Net closure / post-closure	(890)	(1,480)
Capital expenditures	(8,761)	(37,442)
Cash taxes	(196)	(764)
Depletion of landfill operating lease obligations	332	332
Change in working capital, adjusted for non-cash items	1,983	(8,252)

FREE CASH FLOW	$12,495	$10,885

Add (deduct): Capital expenditures	8,761	37,442
Other	2,123	(1,928)
Cash Provided by Operating Activities	$23,379	$46,399

Note 2:     In the fourth quarter of fiscal 2003, we entered into negotiations with former employees for the transfer of our commercial recycling and domestic brokerage businesses. The commercial recycling business had been accounted for as a discontinued operation since fiscal 2001.  Due to the nature of the transfer transaction, we could not retain historical discontinued accounting treatment for this operation. Therefore the commercial recycling business’ operating results have been reclassified from discontinued to continuing operations for the three and nine months ended January 31, 2003. Also in connection with the discontinued accounting treatment recorded in fiscal 2001, estimated future losses from this operation were classified as losses from discontinued operations. This amount has been reclassified and offset against actual losses from operations for the three and nine months ended January 31, 2003.